UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

3Pea International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	95-4550154
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 W Horizon Ridge Parkway, Suite 200, Henderson, Nevada	89012
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange of which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which the form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

_____________________

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of 3Pea International, Inc., a Nevada corporation (the “Registrant”), to be registered hereunder is contained in “Item 11. Description of Registrant’s Securities to be Registered” in the Registration Statement on Form 10/A, Amendment No. 2 (File No. 000-54123), filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2011 (the “Registration Statement”), and is incorporated herein by reference.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

3PEA INTERNATIONAL, INC.

Date: August 8, 2018	By:	/s/ Mark Newcomer
Mark Newcomer
Chief Executive Officer